EXHIBIT (k)(1)

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ADMINISTRATIVE SERVICES AGREEMENT

          AGREEMENT made as of November 1, 2011 by and between Lazard Multi-Strategy 1099 Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), and The Bank of New York Mellon, a corporation organized under the laws of the State of New York, through its Alternative Investment Services division (“BNYM-AIS”).

W I T N E S S E T H:

          WHEREAS, the Fund is a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

          WHEREAS, the Fund desires to retain BNYM-AIS to provide the various services described herein and BNYM-AIS is willing to provide such services, all as more fully set forth below;

          NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

          1. Definitions.

          Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

          “Authorized Person” shall mean each person, whether or not an officer or employee of the Fund, duly authorized by the Board to give Instructions on behalf of the Fund as set forth in Exhibit A hereto. The persons set forth in Exhibit A may be changed only in a writing substantially in the form of Exhibit A actually received and acknowledged by BNYM-AIS.

          “BNYM Affiliate” shall mean any office, branch, or subsidiary of The Bank of New York Mellon Corporation.

          “Board” shall mean the Fund’s board of trustees.

          “Confidential Information” shall have the meaning given in Section 6(n) of this Agreement.

          “Instructions” shall mean written communications actually received by BNYM-AIS by S.W.I.F.T., letter, facsimile transmission, or other method or system specified by BNYM-AIS as available for use in connection with the services hereunder, whether from a Shareholder or the Fund.

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          “Investment Advisor” shall mean the entity identified by the Fund to BNYM-AIS as the entity having investment responsibility with respect to the Fund.

          “Net Assets” shall mean total assets less total liabilities, including unrealized profits and losses on open positions, accrued income and expense, calculated in accordance with generally accepted accounting principles as more fully described in the Prospectus.

          “Prospectus” shall mean the Fund’s then-effective prospectus and the statement of additional information incorporated by reference therein, each as revised or supplemented.

          “Organizational Documents” shall mean the Fund’s certificate of formation or organization, certificate of trust, declaration of trust, bylaws, or similar documents of formation or organization, as applicable.

           “Shareholders” shall mean the beneficial owners of Shares of the Fund.

           “Shares” shall mean the record and beneficial ownership interests of the Fund offered to Shareholders.

          2. Appointment.

          The Fund hereby appoints BNYM-AIS for the term of this Agreement to perform the services described herein. BNYM-AIS hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

          3. Representations and Warranties.

          (a) The Fund hereby represents and warrants to BNYM-AIS, which representations and warranties shall be deemed to be continuing, that:

(i) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action of the Board and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms;

(iii) The Fund’s Investment Advisor is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification;

(iv) It is conducting its business in material compliance with all applicable laws and regulations, has made and will continue to make all

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necessary filings including tax filings, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Organizational Documents nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property that would prohibit its execution or performance of this Agreement; and

(v) Each person named on Exhibit A hereto is duly authorized by the Fund to be an Authorized Person hereunder.

(vi) With respect to the valuation of securities or the computation of net asset value, to the extent the performance of any services described in Schedule I attached hereto by BNYM-AIS in accordance with the then effective Prospectus (as hereinafter defined) for the Fund would violate any applicable laws or regulations, the Fund shall immediately so notify BNYM-AIS in writing and thereafter shall either furnish BNYM-AIS with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNYM-AIS, instruct BNYM-AIS in writing to value securities and/or compute net asset value or other computations in a manner the Fund specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Fund that the same is consistent with all applicable laws and regulations and with its Prospectus.

(b) BNYM-AIS hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing, that:

(i) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii) This Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation of BNYM-AIS, enforceable in accordance with its terms;

(iii) It is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification; and

          (iv) It is conducting its business as it pertains to this Agreement in material compliance with all applicable laws and regulations and has obtained all regulatory licenses, approvals and consents necessary to perform its obligations under this Agreement; there is no statute, regulation, rule, order or judgment

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binding on it and no provision of any contract binding on it or affecting its property would prohibit its execution or performance of this Agreement.

          4. Delivery of Documents.

                    (a) The Fund will promptly deliver to BNYM-AIS true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

                              (i) The Fund’s certificate of trust or other organizational document and all amendments thereto (the “Charter”);

                              (ii) The Fund’s bylaws (the “Bylaws”);

                              (iii) Resolutions of the Fund’s Board authorizing the execution, delivery and performance of this Agreement by the Fund;

                              (iv) The Fund’s registration statement most recently filed with the Securities and Exchange Commission (the “SEC”) relating to the Shares of the Fund (the “Registration Statement”);

                              (v) The Fund’s Notification of Registration under the 1940 Act on Form N-8A filed with the SEC; and

                              (vi) The Prospectus.

                    (b) Each copy of the Charter shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNYM-AIS.

                    (c) It shall be the sole responsibility of the Fund to deliver to BNYM-AIS its currently effective Prospectus and BNYM-AIS shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by BNYM-AIS.

          5. Certain Duties of the Fund.

                    (a) The Fund shall be solely responsible for accurately and timely supplying BNYM-AIS with complete financial and other information relating to the Fund in order for BNYM-AIS to provide the services set forth on Schedule I.

                    (b) The Fund acknowledges that BNYM-AIS is not a public accounting or auditing firm, is not a fiduciary of a public accounting or auditing firm, and does not provide public accounting or auditing services or advice and will not be making any tax filings or doing any tax reporting on its behalf, other than those specifically agreed to hereunder.

                    (c) The Fund acknowledges that it may be considered a U.S. withholding agent and/or may required to file information or other tax returns under the

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U.S. Internal Revenue Code and related regulations (“IRC and Regulations”). The Fund agrees that it or its designated agents are, and will continue to be, responsible for compliance with all withholding and reporting required by the IRC and Regulations. BNYM-AIS and BNYM Affiliates will not be responsible for withholding or depositing taxes, nor will it/they be responsible for any related tax filings or information reporting, except as specifically provided herein or as otherwise mutually agreed to in a separate written agreement between the parties.

                    (d) The Fund, and not BNYM-AIS, shall pay all brokerage commissions, margins, option premiums, interest charges, floor commissions and fees, and other transaction costs and expenses charged and incurred by broker-dealers and/or futures commission merchants and their agents.

                    (e) The Fund shall use its best efforts to cause its Authorized Persons, Investment Advisor, distributor, internal legal counsel, independent accountant, previous administrator (if any) and transfer agent (if other than BNYM-AIS) to cooperate with BNYM-AIS and to provide BNYM-AIS, upon BNYM-AIS’ reasonable request and subject to confidentiality obligations, with such information and documents relating to the Fund as is within the possession of such persons and that are necessary to enable BNYM-AIS to perform its duties hereunder. In connection with its duties hereunder, BNYM-AIS shall be entitled to rely, and shall be held harmless by the Fund when acting in reliance upon, such information or documents provided to BNYM-AIS by any of the aforementioned persons for a specified purpose and used by BNYM-AIS for such purpose. BNYM-AIS shall not be liable for any loss, damage or expense to the extent that such loss, damage or expense results from or arises out of the failure of the Fund to cause any information or documents to be provided to BNYM-AIS as provided herein. All fees or costs charged by such persons shall be borne by the Fund.

          6. Duties and Obligations of BNYM-AIS.

                    (a) Subject to the direction and control of the Funds and the terms and conditions of this Agreement, including Schedule I, BNYM-AIS shall provide to the Fund the services set forth in Schedule I.

                    (b) Except to the extent otherwise indicated on Schedule I, BNYM-AIS shall not provide any services relating to the management, investment advisory or sub-advisory functions of the Fund, distribution of Shares of the Fund or other services normally performed by the Fund’s respective counsel or independent auditors.

                    (c) Upon receipt of the Fund’s prior written consent, BNYM-AIS may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, the Fund’s consent shall not be required for any such delegation to any BNYM Affiliate notwithstanding the domicile of such BNYM Affiliate, but BNYM-AIS shall provide thirty (30) days’ written notice to the Fund prior to any such delegation. BNYM-AIS shall not be liable for any loss, damage or expense incurred as a result of errors or omissions of any permitted delegee or agent; provided, that BNYM-AIS shall have

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selected such delegee or agent with reasonable care; provided, further, that BNYM-AIS shall be liable for the acts or omissions of any BNYM Affiliate, to the same extent it would be liable under the terms hereof had it committed such act or omission and not delegated the same to such BNYM Affiliate.

                    (d) BNYM-AIS shall, as agent for the Fund, maintain and keep current the books, accounts and other documents, if any, listed in Schedule I. Such books, accounts and other documents shall be made available upon reasonable request for onsite inspection by officers, employees and auditors of the Fund or the Investment Advisor during BNYM-AIS’s normal business hours and electronic access to such books, accounts and other documents in accordance with Appendix I hereto. To the extent permitted by and in compliance with applicable requirements of any laws, rules and regulations applicable to the Fund, or BNYM-AIS, any such books or records may be maintained in the form of electronic media and stored via any magnetic disk or tape or similar recording method. Except as otherwise authorized by the Fund or its agents, all such records shall be preserved by BNYM-AIS for a period of at least six (6) years (or such longer period of time as may be required by applicable law), unless delivered to a duly appointed successor or to the Fund. In the event the Fund utilizes the BNYM-AIS Anti-Money Laundering services described herein, BNYM-AIS will maintain records relating to this service as follows: (i) the shorter of (a) at least five (5) years from the date the Shareholder liquidates its investment in the Fund, or (b) such time as the Fund converts to a successor administrator with a corresponding transfer of such records by BNYM-AIS; or (ii) in the case of a liquidation of the Fund, the shorter of (a) for at least five (5) years from the date the Fund liquidates or (b) until such records are transferred by BNYM-AIS to the Fund’s appointed liquidator or another designated Fund agent; provided, however, that such records will be maintained for any period required by applicable law unless transferred as provided in (i)(b) and (ii)(b) above.

                    (e) All records maintained and preserved by BNYM-AIS pursuant to this Agreement shall be and remain the property of the Fund and shall be surrendered to the Fund promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Funds and payment of a reasonable fee specified by BNYM-AIS, BNYM-AIS shall provide in hard copy or electronic format any records included in any such delivery which are maintained by BNYM-AIS in the form of electronic media and stored via any magnetic disk or tape or similar recording method, and the Funds shall reimburse BNYM-AIS for its reasonable expenses incurred in providing such records.

                    (f) The Fund shall furnish BNYM-AIS with any and all Instructions, explanations, information, specifications and documentation reasonably deemed necessary by BNYM-AIS in the performance of its duties hereunder, including the amounts or written formula for calculating the amounts and times of accrual of the Fund’s liabilities and expenses. BNYM-AIS shall not be required to include as the Fund’s liabilities and expenses, nor as a reduction of Net Assets, any accrual for any income taxes unless the Fund shall have specified to BNYM-AIS the precise amount of the same to be included in liabilities and expenses or used to reduce Net Assets. BNYM-

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AIS shall endeavor to determine the value of securities owned by the Fund in the manner described in the Prospectus. At any time and from time to time, the Fund may, if consistent with and to the extent permitted by the Prospectus, furnish BNYM-AIS with bid, offer, or market values of securities and instruct BNYM-AIS to use such information in its calculations hereunder. BNYM-AIS shall at no time be required or obligated to commence or maintain either any utilization of, or subscriptions to, any securities pricing or similar service or any arrangements with any brokers, dealers or market makers or specialists described in the Prospectus.

                    (g) In the event BNYM-AIS’s computations hereunder rely, in whole or in part, upon information, including (i) bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNYM-AIS which BNYM-AIS in its judgment deems reliable, or (ii) prices or values supplied by the Fund or by brokers, dealers, market makers, or specialists described in the Prospectus, BNYM-AIS shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. BNYM-AIS shall not be required to inquire into any valuation of securities or other assets by the Fund or any third party described above, even though BNYM-AIS in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers. BNYM-AIS, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Fund is or will be actually paid, but will accrue such interest until otherwise instructed by the Fund.

                    (h) The method of valuation of securities and the method of computing the Net Assets shall be as set forth in the Prospectus of the Fund. To the extent the description of the valuation methodology of securities or computation of Net Assets as specified in the Fund’s then currently effective Offering Materials is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify BNYM-AIS in writing and thereafter shall either furnish BNYM-AIS at all appropriate times with the values of such securities and Net Assets, or subject to the prior approval of BNYM-AIS, instruct BNYM-AIS in writing as to the appropriate valuation methodology to be employed by BNYM-AIS to compute Net Assets in a manner that the Fund then represents in writing to be consistent with all applicable laws and regulations. The Fund may also from time to time, subject to the prior approval of BNYM-AIS, instruct BNYM-AIS in writing to compute the value of the securities or Net Assets in a manner other than as specified in this Agreement. By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the Prospectus.

                    (i) BNYM-AIS, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully in good faith on the accuracy and validity of any and all Instructions, explanations, information, specifications and documentation furnished to it on behalf of the Fund and, in the absence of bad faith by BNYM-AIS, shall have no duty or obligation to review the accuracy, validity or propriety

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of such Instructions, explanations, information, specifications or documentation, including the amounts or formula for calculating the amounts and times of accrual liabilities and expenses; and the amounts receivable and the amounts payable on the sale or purchase of securities.

                    (j) BNYM-AIS may apply to an Authorized Person of the Fund for Instructions with respect to any matter arising in connection with BNYM-AIS’s performance hereunder, and BNYM-AIS shall not be liable for any action taken or omitted to be taken by it in good faith without gross negligence, or willful misconduct in accordance with such Instructions. Such application for Instructions may, at the option of BNYM-AIS, set forth in writing any action proposed to be taken or omitted to be taken by BNYM-AIS with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, provided, however, that the time period between such application and the specified date shall provide the Authorized Person with a commercially reasonable time to respond to the application. BNYM-AIS shall not be liable for any action taken or omitted to be taken by it in good faith, in the absence of gross negligence or willful misconduct by BNYM-AIS, in accordance with a proposal included in any such application on or after the date specified therein unless, prior to such date for taking or omitting to take any such action, BNYM-AIS has received Instructions from an Authorized Person in response to such application specifying the action to be taken or omitted.

                    (k) If BNYM-AIS is in doubt as to any action it should or should not take, it may request Instructions from the Fund. If it is reasonably in doubt as to any question of law, BNYM-AIS may consult with counsel to the Funds, or its own counsel, at its own expense. In the event of a conflict between the Instructions received from the Fund and the advice of counsel, BNYM-AIS shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel. Before relying on advice of counsel that conflicts with instructions received from the Fund, BNYM-AIS shall inform the Fund of such conflict.

                    (l) BNYM-AIS shall provide the “BNYM-AIS Anti Money Laundering Services” described in Schedule I, subject to the terms and conditions of this Agreement and the following additional terms and conditions:

                              (i) BNYM-AIS does not warrant that (x) its performance of the BNYM-AIS Anti-Money Laundering Services will achieve any particular intended result, (y) that its performance will satisfy any legal obligations of the Fund, or (z) that it will detect all possible instances of money laundering or transactions involving money laundering or other unlawful activities. BNYM-AIS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                              (ii) The Fund shall provide each account application to BNYM-AIS a reasonable time before accepting any initial payment from a Shareholder, and shall not accept any such payment unless and until BNYM-AIS shall have completed

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the BNYM-AIS Anti Money Laundering Services with respect to such Shareholder. BNYM-AIS may assume the authenticity and accuracy of any document provided by a Shareholder without verification unless in the sole discretion of BNYM-AIS the same on its face appears not to be genuine. In the event of delay or failure by the Shareholder to produce any information required by the account application or by BNYM-AIS in providing the BNYM-AIS Anti-Money Laundering Services, BNYM-AIS may refuse to accept the investment and the monies related thereto or may refuse to allow a redemption until proper information has been provided. BNYM-AIS shall not accept any payment on behalf of the Fund from a Shareholder or pay on behalf of the Fund any redemption or repurchase proceeds to a Shareholder if BNYM-AIS or the Fund determines that such acceptance or payment would violate any anti-money laundering laws applicable to the Fund. In the event any initial payment from a Shareholder is sent to an account other than an account of the Fund maintained at a BNYM Affiliate, (A) the Fund shall promptly notify BNYM-AIS of the receipt of such payment, (B) the Fund shall not invest such payment until BNYM-AIS has completed the BNYM-AIS Anti-Money Laundering Services with respect to such Shareholder, and (C) the Fund shall indemnify and hold BNYM-AIS harmless in accordance with the terms of this Agreement with respect to any such payment that is invested prior to BNYM-AIS’s completion of the BNYM-AIS Anti-Money Laundering Services and acceptance of the subscription therefor.

                              (iii) BNYM-AIS shall provide prompt notice to the Fund of any potential Shareholder with respect to whom BNYM-AIS has anti money laundering concerns based on the performance of the BNYM-AIS Anti Money Laundering Services.

                              (iv) BNYM-AIS is providing the BNYM-AIS Anti Money Laundering Services based on the representation and warranty of the Fund, which shall be deemed continued and repeated on each day on which BNYM-AIS provides such services, that the BNYM-AIS Anti Money Laundering Services together with the activities of the Fund in accordance with its internal policies, procedures and anti money laundering controls shall together satisfy all the requirements of the laws with respect to money laundering applicable to BNYM-AIS and the Fund.

                              (v) Upon request, BNYM-AIS shall provide to the Fund a written summary of BNYM-AIS’s anti-money laundering compliance procedures applicable to its performance of the BNYM-AIS Anti Money Laundering Services and any material amendments thereto.

                              (vi) In the event of any failure by BNYM-AIS to provide any of the BNYM-AIS Anti Money Laundering Services in accordance with its standard of care and not otherwise, BNYM-AIS’s liability shall be limited to the lesser of (x) the actual direct money damages suffered by the affected Fund as a direct result of such failure and (y) the amount paid by the Funds under this Agreement during the twelve (12) months immediately preceding the month in which the event giving rise to such liability occurred. Any action brought against BNYM-AIS for claims hereunder must be brought within three years following the date on which such claim accrues.

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                    (m) BNYM-AIS shall have no duties or responsibilities whatsoever including any custodial duties, except such duties and responsibilities as are specifically set forth in this Agreement, including Schedule I, or as are otherwise required by BNYM-AIS by laws or regulations applicable to BNYM-AIS in connection therewith, and no covenant or obligation shall be implied against BNYM-AIS in connection with this Agreement.

                    (n) BNYM-AIS agrees to treat as confidential information all accounting and Shareholder information and other information related to the Fund and other business records of the Fund, including any information relating to any Fund investment, disclosed or made available to BNYM-AIS in connection with its provision of services pursuant to the terms of this Agreement (all such information, the “Confidential Information”) and BNYM-AIS shall not disclose the Confidential Information to any other person, except to (i) its employees, BNYM Affiliates, delegees, agents and other service providers to the Fund to the extent necessary with respect to BNYM-AIS’s provision of services hereunder, (ii) its and the Fund’s respective regulators, examiners, internal and external accountants, auditors, and counsel, or (iii) any other person when required by a court order or legal process, or whenever advised by its counsel that it would be liable for a failure to make such disclosure. To the extent legally permissible, BNYM-AIS shall notify the Fund of its intent to supply Confidential Information as the result of a request that relates specifically and directly to the Fund, it being understood that such prior notice is not allowed by the Federal Reserve without its express permission. BNYM-AIS shall instruct its employees, regulators, examiners, internal and external accountants, auditors, and counsel, and instruct any BNYM Affiliate, delegee or agent to instruct its employees, regulators, examiners, internal and external accountants, auditors, and counsel, who may be afforded access to Confidential Information of such obligations of confidentiality, and shall not use the Confidential Information for any purpose other than the provision of services hereunder. Confidential Information shall not include any information that (i) is or becomes public knowledge through no act or omission of the receiving person, (ii) is publicly disclosed by the Fund or any Shareholder, or (iii) is otherwise obtained from third parties not known by BNYM-AIS to be bound by a duty of confidentiality.

                    (o) BNYM-AIS will take reasonable precautions, as required by law or regulation, including the Gramm Leach Bliley Act, as applicable, to ensure the security of Shareholder records and information, protect against any anticipated threats or hazards to the security or integrity of such records or information, and protect against unauthorized access to or use of such records or information that would result in substantial harm or inconvenience to any Shareholder or the Fund (“Incident”) and will maintain reasonable procedures to detect and respond to Incidents or any other internal or external security breaches. BNYM-AIS will monitor and review its procedures periodically and revise them, as necessary, to ensure they appropriately address any reasonably foreseeable risks. BNYM-AIS agrees that the Fund may review such procedures from time to time upon its reasonable request. BNYM-AIS represents and warrants that it has in place information security standards that are reasonably designed to comply with applicable requirements set forth by its primary regulatory oversight agency or other applicable law. In the event

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that BNYM-AIS determines that an Incident has occurred, BNYM-AIS will notify the Fund as promptly as practicable of such determination.

                    (p) BNYM-AIS may utilize systems and/or software designed, and databases provided, by certain third parties, and shall not be liable for any loss, damage or expense that occur as a result of the failure of any such systems, software, and/or databases not caused by BNYM-AIS’s own bad faith, gross negligence or willful misconduct. In providing the services hereunder, BNYM-AIS is authorized to utilize any vendor (including pricing and valuation services) reasonably believed by BNYM-AIS to be reliable; provided, however, that with respect to pricing and valuation services, BNYM-AIS shall provide the Fund prior written notice of the names of such service providers before utilizing any such service with respect to any Fund assets, to the extent reasonably practicable under the circumstances. BNYM-AIS shall not be liable for any loss, damage or expense incurred to the extent that such loss, damage or expense is as a result of errors or omissions of any vendor utilized by BNYM-AIS hereunder, provided, that such vendor was selected with reasonable care and without bad faith, gross negligence or willful misconduct. No such vendor shall be an agent or delegee of BNYM-AIS hereunder.

                    (q) BNYM-AIS shall make reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available and, in the event of equipment failures, BNYM-AIS shall, at no additional expense to the Fund, take reasonable steps to minimize service interruption. BNYM-AIS shall have no liability with respect to the loss of data or service caused by equipment failure, provided such loss or interruption is not caused by BNYM-AIS’s own bad faith, gross negligence or willful misconduct. BNYM-AIS represents and warrants that it has in place a business continuity plan and backup procedures reasonably designed to comply with the laws and regulations set forth by its primary regulatory oversight agency or other applicable law in relation to business continuity.

                    (r) Upon reasonable request, BNYM-AIS shall make appropriate representatives available to the Fund to review BNYM-AIS’s procedures referred to in 6(o) and 6(q) above.

          7. Allocation of Expenses.

                    (a) Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the Fund, including but not limited to, organizational costs and costs of maintaining the Fund’s existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of the Fund’s employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and servicing fees, charges of custodians, transfer and disbursing agents, expenses (including clerical expenses) incident to the issuance, cancellation, repurchase or redemption of Shares, fees and expenses incident to the registration or qualification of the Shares under applicable securities laws, costs (including printing and mailing costs) of preparing and distributing the Prospectus, reports, notices and proxy material, if any, to the owners of Shares, all

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expenses incidental to holding annual or other meetings, if any, and extraordinary expenses as may arise, including litigation affecting the Fund and legal obligations relating thereto.

                    (b) BNYM-AIS shall be reimbursed for all reasonable out-of-pocket expenses (such as telephone, facsimile, photocopy, overnight courier and messenger charges, postage, etc.) incurred in connection with the performance of any administrative services required, as well as any fees, costs and expenses permitted to be procured for the Fund by BNYM-AIS pursuant to this Agreement. BNYM-AIS shall supply timely supporting expense documentation to the Fund if so requested and to the extent such documentation is available.

          8. Standard of Care; Indemnification.

                    (a) Except as otherwise provided herein, BNYM-AIS shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) resulting from, arising out of, or in connection with its performance hereunder, except those costs, expenses, damages, liabilities or claims arising out of BNYM-AIS’s or any BNYM Affiliate’s own bad faith, gross negligence or willful misconduct. In no event shall either party be liable to the other party or any third party for special, indirect or consequential damages, or lost profits or loss of business, resulting from, arising out of, or in connection with this Agreement (collectively, “Consequential Damages”), even if previously informed of the possibility of such Consequential Damages and regardless of the form of action; provided that BNYM-AIS’s fees and expenses shall not be considered Consequential Damages for purposes of this Agreement.

                    (b) Without limiting the generality of the foregoing, BNYM-AIS shall not be responsible for any loss, damage or expense suffered by the Fund arising from any one or more of the following:

                              (i) Errors in records or Instructions, explanations, information, specifications or documentation of any kind, as the case may be, including any valuations or prices of securities or specification of Net Assets, supplied to BNYM-AIS by any third party described in Section 5 hereof or by, or on behalf of, the Fund;

                              (ii) Any failure by BNYM-AIS to receive any instruction (whether oral, written or by email, facsimile or other electronic transmission), record, explanation, information, specifications or documentation, including any failure to actually receive any application or other document from a Shareholder, unless such failure is directly caused by BNYM-AIS’ gross negligence, bad faith or willful misconduct with respect to its duties under this Agreement. In this context, any application or other document from a Shareholder shall not be deemed actually received by BNYM-AIS unless and until the Shareholder has received from BNYM-AIS a confirmation of receipt in writing in the form currently in use by BNYM-AIS for those types of confirmations;

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                              (iii) Any improper use by the Fund or its agents, distributors or Investment Advisor of any valuations or computations supplied by BNYM-AIS in accordance with its standard of care under this Agreement;

                              (iv) The method of valuation of the securities and the method of computing Net Assets, as set forth in the Prospectus or as directed by the Fund, and if the Prospectus so indicate, the value of Net Assets per Share; or

                              (v) Any taxes, penalties or interest imposed upon BNYM-AIS with respect to the Fund’s withholding, depositing and/or reporting obligations under the IRC and Regulations.

                    (c) Notwithstanding any other provision contained in this Agreement, or responsibilities set forth in the schedule of services attached hereto as Schedule I, BNYM-AIS shall have no duty or obligation with respect to, including any duty or obligation to determine, or advise or notify the Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, the Fund; (ii) the taxable nature or effect on the Fund or its Shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Fund to its Shareholders; or (iv) the effect under any income tax laws of the Fund making or not making any distribution, dividend payment, or election with respect thereto.

                    (d) Actions taken or omitted in reliance on Instructions (whether oral, written or by email, facsimile or other electronic transmission), or upon any information, order, indenture, power of attorney, assignment, affidavit or other instrument reasonably believed by BNYM-AIS to be genuine or reasonably believed by BNYM-AIS to be from an Authorized Person, or upon the opinion of legal counsel for the Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

                    (e) The Fund shall indemnify and hold harmless BNYM-AIS and any BNYM Affiliate from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNYM-AIS or any BNYM Affiliate, by reason of or as a result of any action taken or omitted to be taken by BNYM-AIS or any BNYM Affiliate hereunder without bad faith, gross negligence or willful misconduct or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Fund’s Registration Statement or Prospectus, (iii) any Instructions (whether oral, written or by email, facsimile or other electronic transmission) of a person reasonably believed to be an Authorized Person, or (iv) any written opinion of legal counsel for the Funds or BNYM-AIS, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of this Agreement; provided, that neither BNYM-AIS nor any BNYM Affiliate shall be entitled to indemnification hereunder for costs, expenses, damages, liabilities or claims for which BNYM-AIS is liable under preceding 8(a). This indemnity shall be a

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continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement.

          9. Compensation.

                    (a) For the services provided hereunder, the Fund agrees to pay BNYM-AIS such compensation as is mutually agreed in writing from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNYM-AIS in performing its duties hereunder and in accordance with Section 7(b) above. BNYM-AIS shall deliver to the Fund invoices for services rendered.

                    (b) The Fund hereby represents and warrants to BNYM-AIS that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNYM-AIS or to the Investment Advisor in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by BNYM-AIS to such Investment Advisor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the Fund’s Board and that, if required by applicable law, the Fund’s Board has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

          10. Term of Agreement.

                    (a) This Agreement shall be for an initial term ending on the first anniversary of the date first above written, and shall continue for successive one year periods thereafter, except that the term of this Agreement may at any time be terminated by either BNYM-AIS giving to the Fund, or the Fund giving to BNYM-AIS, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice, and the term of this Agreement shall immediately terminate upon dissolution of the Fund. Upon termination, other than a termination by the Fund pursuant to the succeeding Section 9(b), the Fund shall pay to BNYM-AIS: (i) if terminated prior to the first anniversary of the date first above written, the total fees which would have been payable through such first anniversary if this Agreement were not terminated, and (ii) if terminated after the first anniversary, such compensation as may be due as of the date of such termination, and, in each case, the Fund shall reimburse BNYM-AIS for any disbursements and expenses made or incurred by BNYM-AIS and payable or reimbursable hereunder, including fees and compensation for work done or services provided by BNYM-AIS after the termination date, provided that such work or services were agreed to by the Fund.

                    (b) This Agreement may be terminated by the Fund at any time if BNYM-AIS (A) commits a material breach of its obligations under this Agreement and shall fail to cure such breach within 20 days of receipt of written notice served by the Fund specifying in reasonable detail the nature of such breach; (B) goes into liquidation or if a receiver is appointed for any of its assets; or (C) there is a petition of insolvency

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filed by or against it. This Agreement may be terminated by BNYM-AIS at any time if the Fund (A) commits a material breach of its obligations under this Agreement and shall fail to cure such breach within 20 days of receipt of written notice served by BNYM-AIS specifying in reasonable detail the nature of such breach; (B) goes into liquidation or if a receiver is appointed for any of its assets; or (C) there is a petition of insolvency filed by or against it. However, BNYM-AIS agrees that in the event of a termination by BNYM-AIS pursuant to (B) above, such termination shall be effective only after a reasonable time for the Fund to either (i) effect an orderly winding up or liquidation of the Fund or (ii) find a successor service provider (or, alternatively, operate without an administrator) pending final liquidation.

                    (c) Upon termination and settlement of all amounts due under this Agreement, including unpaid compensation due pursuant to Section 8 and amounts due pursuant to Section 9(a), BNYM-AIS shall at the expense of the Funds, return to the Fund any Confidential Information provided by the Fund to BNYM-AIS pursuant to this Agreement.

          11. Force Majeure.

          Neither BNYM-AIS nor the Fund shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; acts of war or terrorism; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Fund or BNYM-AIS, as the case may be, shall use their best efforts to resume performance as soon as practicable under the circumstances.

          12. Amendment.

          This Agreement may not be amended or modified in any manner except by a written agreement executed by BNYM-AIS and the Fund.

          13. Assignment.

          This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund or BNYM-AIS without the written consent of the other, which consent shall not be unreasonably withheld, provided that notwithstanding the foregoing, BNYM-AIS may assign all or any portion of this Agreement to any BNYM Affiliate upon thirty (30) days written notice to the Fund.

          14. Governing Law; Consent to Jurisdiction.

          This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. The Fund hereby

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consents to the jurisdiction of a court situated in the City and State of New York in connection with any dispute arising hereunder. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE EXTENT THAT IN ANY JURISDICTION THE PARTIES TO THIS AGREEMENT MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (BEFORE OR AFTER JUDGMENT) OR OTHER LEGAL PROCESS, THE PARTIES TO THIS AGREEMENT IRREVOCABLY AGREE NOT TO CLAIM, AND THEY HEREBY WAIVE, SUCH IMMUNITY.

          15. Severability.

          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

          16. No Waiver.

          Each and every right granted to BNYM-AIS or the Fund hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNYM-AIS or the Fund to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNYM-AIS or the Fund of any right preclude any other or future exercise thereof or the exercise of any other right.

          17. Non-Exclusiveness.

          No provision of this Agreement shall prevent BNYM-AIS from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kind. Any and all operational procedures, techniques and devices developed by BNYM-AIS in connection with the performance of its duties and obligations under this Agreement shall be and remain the property of BNYM-AIS, and BNYM-AIS shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

          18. Notices, Electronic Communications.

                    (d) All notices required or permitted under this Agreement in writing shall be validly given or made in writing if (i) personally delivered, (ii) delivered and confirmed by facsimile, (iii) delivered by reputable overnight courier delivery service or (iv) deposited in the mail, first class, postage prepaid, certified or registered, return receipt requested as follows:

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if to the Fund, at:

Lazard Multi-Strategy 1099 Fund c/o
Lazard Asset Management LLC
Attn: General Counsel
30 Rockefeller Plaza
New York, NY 10112

if to BNYM-AIS, at:

BNY Mellon Alternative Investment Services
400 Bellevue Parkway
Wilmington, DE 19809
Attention: Dennis Westley

With a copy to:

The Bank of New York Mellon
101 Barclay Street, 20W
New York, N.Y. 10286
Attention: Ian G. Shaw
Facsimile: (203) 601-4629

or at such other place as may from time to time be designated in writing. Notices sent via mail shall be deemed given on the third business day following the day they are sent, notices sent via overnight carrier shall be deemed given on the business day following the day they are sent, notices delivered personally shall be deemed given on the day of confirmed receipt, and notices transmitted by facsimile transmission shall be deemed given on the date of transmission with confirmation of receipt.

                    (e) The Fund authorizes BNYM-AIS to (i) accept consents, approvals, waivers, requests, Instructions and other communications BNYM-AIS receives from the Fund by email, facsimile or other electronic transmission as if those communications had been given personally in writing and signed by an Authorized Person; (ii) respond to consents, approvals, waivers, requests, Instructions and other communications BNYM-AIS receives from the Fund by means of email, facsimile or other electronic transmission; (iii) communicate with, and accept communications from, the Fund, its counsel, accountants, auditors, prime broker and other service providers, Fund officers, employees of the Investment Advisor and its affiliates, the Board and Shareholders by means of email, facsimile or other electronic transmission; and (iv) transmit and receive Confidential Information in connection with its performance hereunder by means of email, facsimile or other electronic transmission. If BNYM-AIS or the Fund elects to transmit Instructions through an on-line communication system offered by BNYM-AIS, its use thereof shall be subject to the Terms and Conditions attached hereto as Appendix

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I. BNYM-AIS shall not be liable to the Fund or any other person for any loss or damage suffered as a result of the Fund’s use of email, facsimile or other electronic transmission to communicate with BNYM-AIS, or the use of email, facsimile or other electronic transmission by BNYM-AIS to transmit Confidential Information or communicate with the Fund or any other person, including any loss or damage resulting from or arising out of loss of data or malfunction of equipment or communications services in connection with the transmission of such communications, unless such loss or damage is the result of BNYM-AIS’ willful misconduct, negligence or bad faith. In the event any Instructions are given, whether upon application of BNYM-AIS or otherwise, by means of email, facsimile or other electronic transmission, BNYM-AIS is authorized to, but is not obligated to, seek clarification of such Instructions by telephone call-back to an Authorized Person, and BNYM-AIS may rely upon the clarification of anyone purporting to be such Authorized Person. If BNYM-AIS considers that any email, facsimile or other electronic communication may conflict with any other Instructions from, or agreements with, the Fund, it may delay acting on such communication until clarification by telephone call-back to an Authorized Person. Any Instructions received from a Shareholder in the manner set forth in this paragraph shall not be deemed actually received by BNYM-AIS unless and until the Shareholder has received from BNYM-AIS a confirmation of receipt in writing in the form currently in use by BNYM-AIS for those types of confirmations.

          19. No Third Party Beneficiary.

          The terms and provisions of this Agreement shall inure to the benefit of the parties and their respective successors and assigns, and is made solely and specifically for their benefit. No other person, including but not limited to Shareholders, shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

          20. Rules of Construction.

          All articles or section titles or captions in this Agreement shall be for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Except as specifically provided otherwise, alphanumerical references to “Articles,” “Sections,” “Exhibits” and “Schedules” are to the respective articles and sections of, and exhibits and schedules to, this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The Schedules and Exhibits attached hereto are hereby incorporated herein and made a part of this Agreement. Any reference in this Agreement to schedules and exhibits shall be deemed to be a reference to such schedules and exhibits as amended and in effect from time to time. Whenever the word “including” is used herein, it shall be construed to mean “including without limitation.”

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          21. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

LAZARD MULTI-STRATEGY 1099 FUND

By:

Name:

Title:

THE BANK OF NEW YORK MELLON

By:

Name:
Title:

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APPENDIX I

ELECTRONIC SERVICES TERMS AND CONDITIONS

          1. License; Use. (a) This Appendix I shall govern the Fund’s use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York Mellon and its affiliates (“BNYM”) may provide to the Fund, such as The Bank of New York Mellon Inform ™ and The Bank of New York Mellon CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by BNYM to Fund in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Fund’s use of the Electronic Services, the terms of this Appendix I shall control.

          (b) BNYM grants to the Fund a personal, nontransferable and nonexclusive license to use the Electronic Services to which the Fund subscribes solely for the purpose of transmitting instructions and information (“Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNYM in connection with the Fund’s relationship with BNYM. The Fund shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Electronic Services. The Fund acknowledges that BNYM and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNYM or its suppliers. The Fund shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Electronic Services. The Fund may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNYM’s prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Electronic Services. The Fund shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNYM’s request.

          (c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services. Third Party Data and Third Party Services supplied hereunder are obtained from sources that BNYM believes to be reliable but are provided without any independent investigation by BNYM. BNYM and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for the Fund’s internal use, and may not be reused, disseminated or redistributed in any form. The Fund shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier. Third Party Data and Third Party Services should not be used in making any investment decision. BNYM AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES. BNYM’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

          (d) The Fund understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties. BNYM makes no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third party Internet sites are provided solely as a convenience to the Fund and the Fund accesses and uses such sites at its own risk. A link in the Electronic

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Services to a third party site does not constitute BNYM’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

          2. Equipment. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for them to utilize and obtain access to the Electronic Services, and BNYM shall not be responsible for the reliability or availability of any such equipment or services.

          3. Proprietary Information. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of BNYM or its suppliers. However, for the avoidance of doubt, reports generated by the Fund containing information relating to their account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.” The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, the Fund shall return to BNYM any and all copies of the Information which are in their possession or under their control (except that the Fund may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

          4. Modifications. BNYM reserves the right to modify the Electronic Services from time to time. The Fund agrees not to modify or attempt to modify the Electronic Services without BNYM’s prior written consent. The Fund acknowledges that any modifications to the Electronic Services, whether by the Fund or BNYM and whether with or without BNYM’s consent, shall become the property of BNYM.

          5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. BNYM AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. THE FUNDS ACKNOWLEDGE THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE FUNDS MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNYM OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

          6. Security; Reliance; Unauthorized Use; Funds Transfers. BNYM will establish security procedures to be followed in connection with the use of the Electronic Services, and the Fund agrees to comply with the security procedures. The Fund understands and agrees that the security procedures are intended to determine whether instructions received by BNYM through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. The Fund will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of the Fund’s use of the Electronic Services, the Fund shall return to BNYM any security devices (e.g., token cards) provided by BNYM or destroy such devices. BNYM is hereby irrevocably authorized to comply with and rely on Instructions and other

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communications, whether or not authorized, received by it through the Electronic Services. The Fund acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law BNYM shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by the Fund arising from or in connection with the use of the Electronic Services or BNYM’s reliance upon and compliance with Instructions and other communications received through the Electronic Services. With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), BNYM, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

          7. Acknowledgments. BNYM shall acknowledge through the Electronic Services its receipt of each Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNYM shall not be liable for any failure to act in accordance with such Instruction and the Fund may not claim that such Instruction was received by BNYM. BNYM may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by BNYM in sufficient time for BNYM to act upon, or in accordance with such instructions or communications.

          8. Viruses. The Fund agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

          9. Encryption. The Fund acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. The Fund agrees that BNYM may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting its systems.

          10. On-Line Inquiry and Modification of Records. In connection with the Fund’s use of the Electronic Services, BNYM may, at the Fund’s request, permit the Fund to enter data directly into a BNYM database for the purpose of modifying certain information maintained by BNYM’s systems, including, but not limited to, change of address information. To the extent that the Fund is granted such access, the applicable Fund agrees to indemnify and hold BNYM harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNYM may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNYM database records initiated by the applicable Fund.

          11. Agents. The Fund may, on advance written notice to BNYM, permit its agents and contractors (“Agents”) to access and use the Electronic Services on the applicable Fund’s behalf, except that BNYM reserves the right to prohibit the applicable Fund’s use of any particular Agent for any reason. The applicable Fund shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and said Fund shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of the Fund. Each submission of an Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Fund that the Agent continues to be duly authorized by the Fund to so act on its behalf and BNYM may rely on the representations and warranties made herein in complying with such Instruction or communication. Any Instruction or other communication through the Electronic Services by an Agent shall be deemed that of the applicable Fund, and the applicable Fund shall be bound thereby whether or not authorized. The Fund may, subject to the terms of this Agreement and upon advance written notice to BNYM, provide a copy of the Electronic Service user manuals to its Agent if the

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Agent requires such copies to use the Electronic Services on the applicable Fund’s behalf. Upon cessation of any such Agent’s services, the applicable Fund shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNYM and return them to BNYM.

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EXHIBIT A

          The following persons, whether or not an officer or employee of the Fund, are hereby designated Authorized Persons under the Administrative Services Agreement dated as of __________, 2011, between the Fund and The Bank of New York Mellon, through its Alternative Investment Services Division (“BNYM-AIS”).

Name	Company	Signature	Phone No.

_________________	_________________	_________________	_________________

_________________	_________________	_________________	_________________

_________________	_________________	_________________	_________________

_________________	_________________	_________________	_________________

_________________	_________________	_________________	_________________

_________________	_________________	_________________	_________________

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SCHEDULE I
SERVICES

Administration and Accounting Services.

(a)	Journalize investment, capital and income and expense activities;

(b)

Verify investment buy/sell trade tickets when received from the Investment Advisor and confirmation statements received from Portfolio Funds; Reconcile confirmations received from Portfolio Funds with trade tickets received from Investment Advisor.

(c)	Maintain individual ledgers for investment securities;

(d)	Maintain historical tax lots for each security;

(e)	Reconcile cash with the Fund’s custodian(s);

(f)

Calculate contractual expenses, including management, administration and distribution fees in accordance with the Fund’s Prospectus or Registration Statement, as applicable, and Organizational Documents;

(g)

Assist with the annual audit process, including liaising with the Fund’s auditors as needed from time to time; provide account analyses, fiscal year summaries, and other audit-related information with respect to the Fund and otherwise take all reasonable action in the performance of its duties under this Agreement consistent with the scope of such duties to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund;

(h)	Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

(i)	Calculate capital gains and losses;

(j)	Determine net income;

(k)	Determine applicable foreign exchange gains and losses on payables and receivables;

(l)

In respect of any Fund investments in private investment funds (“Portfolio Funds”), obtain monthly prices from each Portfolio Fund’s administrator or portfolio manager and, if unable to obtain such valuations, notify the Fund or its designee(s). To the extent the Fund invests in securities or assets other than Portfolio Funds, obtain daily security market quotes and currency exchange rates from independent pricing sources approved by the Investment Advisor, or if such quotes or rates are unavailable, then obtain the same from the Investment Advisor, and in either case calculate the market value of the Fund’s investments in accordance with the Fund’s valuation policies or guidelines; provided, however, that BNYM-AIS shall not under any circumstances be under a duty to independently price or value any of the Fund’s investments itself or to confirm or validate any information or valuation provided by the Investment Advisor or any other pricing source, nor shall BNYM-AIS have any liability relating to inaccuracies or otherwise with respect to such information or valuations;

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(m)	Transmit or make available a copy of the portfolio valuation to the Investment Advisor as agreed upon between BNYM-AIS and the Fund;

(n)	Compute as of the last business day of each calendar month or at such other date as may be specified in the Registration Statement or decided by the Fund’s Board, the Net Assets of the Fund;

(o)	Disseminate quotations of the value of Net Assets per Share as required by the Investment Advisor and approved by the Fund;

(p)

Prepare and maintain all customary financial and accounting books and records in the appropriate form and in sufficient detail to support an annual independent audit of the financial condition of the Fund, and perform all other accounting and clerical services necessary in connection with the administration of the Fund;

(q)	Supply various normal and customary Fund statistical data as requested on an ongoing basis;

(r)

Monitor the Fund’s status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended; provided that the Fund’s investments in Portfolio Funds are limited to Portfolio Funds organized outside the United States and therefore treated as passive foreign investment companies (“PFICs”) for federal income tax purposes such that BNYM shall be under no obligation hereunder to “look through” the investments of any underlying funds;

(s)	Prepare monthly securities transactions listings;

(t)	Update the cash availability throughout the day as required by the Investment Advisor;

(u)	Control all disbursements and authorize such disbursements from the Fund’s account with the custodian upon Written Instructions;

(v)

Participate in the periodic updating of each Fund’s Registration Statement and Prospectus and, in consultation with the Fund’s Treasurer (or other designated Fund officer) and legal counsel, prepare, file, print and disseminate (each as applicable) periodic reports and other information to the SEC (via EDGAR) and/or the Fund’s Shareholders, including annual and semi-annual reports to Shareholders, Schedule TOs, proxy statements, Form N-SAR, Form N-CSR, Form N-Q and Form N-PX;

(w)	Record and reconcile corporate action activity and all other capital changes with the Investment Advisor;

(x)

Provide (to such person or entity as agreed between the Fund and BNYM-AIS) a sub-certification in support of certain matters set forth in the certifications required to be made by the Fund’s chief executive officer and chief financial officer as part of the Fund’s Form N-CSR and Form N-Q filings, such sub-certification to be in such form and relating to such matters as agreed between the Fund and BNYM-AIS from time to time; BNYM-AIS shall be required to provide the sub-certification only during the terms of this Agreement and only if it receives such cooperation as it may request to perform its

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investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other regulatory requirement;

(y)

Perform such additional administrative duties relating to the administration of the Fund upon such terms and conditions and for such fees as may subsequently be agreed upon in writing between the Fund and BNYM-AIS.

(z)	Provide Blue Sky reporting for filings prepared and filed by Fund.

Investor Services.

(a)

Act as registrar and transfer agent with respect to the Shares and, in that capacity process subscription applications, transfer instructions, redemption/repurchase requests and other applicable account maintenance requests received by the Fund with respect to its Shares and process wire instructions for subscriptions and redemptions/repurchase requests;

(b)	Provide copies of executed subscription/account applications and repurchase/redemption requests to the Investment Advisor promptly after receipt;

(c)

Maintain the register of Shareholders of the Fund and enter on such register all issues, transfers and repurchases of Shares in the Fund and provide monthly reporting to the Investment Advisor of same;

(d)	In coordination with the Fund’s accounting agent, arrange for the calculation of the issue and repurchase prices of Shares in the Fund in accordance with the Fund’s Organizational Documents;

(e)	Mail tender offers to Shareholders for purposes of effecting repurchases, and effecting such repurchases;

(f)

Upon direction of the Fund, establish, or facilitate the establishment of, and maintain such bank, brokerage, escrow or other accounts in the name of the Fund or BNYM-AIS as may be required to accept subscription proceeds from actual or potential Shareholders and for payment of redemption or repurchase proceeds, or otherwise to facilitate the provision of investor services to the Fund under this Agreement, which accounts may be established with bank affiliates of BNYM-AIS. The Fund acknowledges and agrees that BNYM and such affiliated banks may receive interest, credits or investment income and other benefits from the transitional balances in such accounts and that BNYM shall act as a depositary only with respect to such accounts, and in its capacity as such, BNYM shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any asset deposited with it;

(g)	Copy the Fund on routine correspondence sent to Shareholders as agreed between the Fund and BNYM-AIS;

(h)

Transmit or otherwise send to the Fund or its designee, to the extent practicable and feasible, requested detailed information related to the Shareholders and the Fund, including admission details, income, capital gains and losses, and performance detail;

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(i)

Distribute the Fund’s Prospectus to prospective Shareholders upon reasonable request of the Fund; provided, however, that in no instance shall BNYM-AIS have any responsibility as to whether it was appropriate or legal to provide the Prospectus to any person, such responsibility being solely that of the Fund or its agent, nor shall BNYM-AIS’s mailing of such materials be deemed to constitute an offering, solicitation or recommendation by BNYM-AIS concerning the purchase or sale of, or any investment advice with respect to, interests in the Fund or any other security;

(j)	Prepare and mail Form 1099 to Fund Shareholders in consultation with the Fund’s Treasurer or other Fund designee;

(k)	Distribute periodic reports and statements to Shareholders.

(l)	Act as the dividend disbursing agent and administrator of the Fund’s Dividend Reinvestment Plan.

Tax Services.

(a)

Calculate book/tax differences for the Fund; prepare annual tax provision workpapers, wash sale analysis and tax footnotes to financial statements; prepare a fiscal and excise tax provision in coordination with the annual audit for use in the preparation of and filing of any tax returns of the Fund to be prepared and filed by the Fund’s auditors and independent accountants; and

(b)	Prepare all supporting calculations for the annual ICI Primary, Secondary, and NRA spreadsheets.

BNYM-AIS Anti-Money Laundering Services.

(a)	Shareholder Identification and Verification:

The following information will be obtained with respect to each Shareholder:

	(i)	Natural Persons

		•	Full name (i.e., no initial for a first name);
		•	Full residence address, including apartment number and standardized country code;
		•	Nationality;
		•	Occupation
		•	Social security number (U.S. Persons) and a photocopy of the Shareholder’s passport or driver’s license bearing a photograph and signature to verify the Shareholder’s identity and nationality;
		•	Information regarding the legal capacity in which the Shareholder is acting (i.e., on his or her own behalf, or on behalf of another person or legal entity);
		•	Information regarding the identity of any ultimate beneficial owners of the Shares, if applicable; and

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•

Identification of the source of the Shareholder’s (or, if the Shareholder is acting on behalf of another person or legal entity, such third party’s) funds, including (1) the name and address of the remitting financial institution, name and address of the Shareholder and the Shareholder’s account number, and (2) a statement of what transaction or business generated the funds.

(ii)	Legal Entities

	•	Full legal name;

	•	Type of entity;

	•	Description of business;

	•	Jurisdiction in which organized;

	•	Registered address;

	•	Business address;

	•	Taxpayer Identification Number (U.S. entities) or equivalent;

	•	Copy of Organizational Documents;

	•	List/register of directors; and

•

Identification of the source of the Shareholder’s (or, if the Shareholder is acting on behalf of another person or legal entity, such third party’s) funds, including (1) the name and address of the remitting financial institution, name and address of the Shareholder and the Shareholder’s account number, and (2) a statement of what transaction or business generated the funds.

In addition to any of the Shareholder identification information set forth in (a) or (b) above, BNYM-AIS may obtain and rely upon a letter of reference from a local office of a bank or brokerage firm that is incorporated, or has its principal place of business located, in a Financial Action Task Force on Money Laundering (FATF) Country certifying that the prospective Shareholder maintains an account at such bank or brokerage firm and containing a statement affirming the prospective investor’s identity (a sample Letter of Reference is attached hereto as Exhibit B).

BNYM-AIS’s review of such information shall include: an examination of the account application and other identification documents provided by the Shareholder to determine if the same has been completed, but without verifying the same except as set forth above. Any inability on the part of BNYM-AIS to obtain or verify the information as set forth above shall be reported to the Fund’s Money Laundering Reporting Officer or equivalent (as identified by the Fund to BNYM-AIS from time to time) for further disposition.

          (b) OFAC and Other Verifications

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BNYM-AIS shall verify that each Shareholder is not (a) a designated national and blocked person as identified on the most recently updated U.S. Department of Treasury Office Foreign Assets Control (OFAC) List, or (b) a senior foreign political figure, its immediate family members and close associates, or any foreign shell bank; provided that with respect to (ii)(b) hereof, BNYM-AIS’s verifications shall be based solely upon the representations (if any) made in the account application of the Fund.

          (c) Monitoring and Reporting

The following will be monitored for significant changes or inconsistencies in the pattern of transactions by the Shareholder and a report of any such changes or inconsistencies shall be made promptly to the Fund’s Money Laundering Reporting Officer or equivalent (as identified by the Fund to BNYM-AIS from time to time) for further disposition:

•	Subscription and redemption payments
•	Frequency
•	Amount
•	Geographic origin/destination
•	Account signatories

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EXHIBIT B

LETTER OF REFERENCE

[Letterhead of Bank or Broker-Dealer]

To:	The Bank of New York Mellon
101 Barclay Street, 20W
New York, New York 10286

          The undersigned hereby certifies, which certifications shall be deemed to be continuing, that:

1.

[insert name of institution] (the “Institution”) has established and maintains an anti-money laundering program and a customer identification program (together, the “Program”), which includes policies and procedures that require the Institution to obtain and verify information about the identity of its clients and which are reasonably designed to ensure that the Institution is not being used by any client as a conduit for money laundering or other illegal purposes;

2.	The Institution is in compliance with the Program and all anti-money laundering laws, regulations and rules in effect that are applicable to it;

3.

The Institution has verified the identity of [insert name of investor] and to the best of the Institution’s knowledge, no transaction undertaken with respect to such investor’s account(s) at the Institution is prohibited by applicable law, regulation or rule and no property held in any such account(s) is derived from any activity prohibited by applicable law, regulation or rule.

(Authorized Signature)

Name:
Title:
Date: